UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2016

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 26, 2016, VMware, Inc. (“VMware”) issued a press release announcing its financial results for the quarter and year ended December 31, 2015. The press release, which includes information regarding VMware’s use of non-GAAP financial measures, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated With Exit or Disposal Activities.

On January 22, 2016, VMware approved, subject to compliance with all applicable legal obligations, a plan to streamline its operations, with plans to reinvest the associated savings in field, technical and support resources associated with growth products. The total charge resulting from this plan is estimated to be between $55 million and $65 million, consisting principally of employee-related charges to be paid in cash for the elimination of approximately 800 positions and personnel. Any such proposals in countries outside the United States will be subject to local law and consultation requirements.

Actions associated with the plan are expected to be completed by June 30, 2016. Finalization of the plan will be subject to local information and consultation processes with employees or their representatives if required by law.

This item contains forward-looking statements including, among other things, statements regarding the amount and timing of the expected charges and cash expenditures related to the announced restructuring plan. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to VMware’s ability to implement the workforce reductions and other components of the plan in various geographies; and possible changes in the size and components of the expected charges and cash expenditures. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, VMware announced in the press release referenced in Item 2.02 above, the appointment of Zane C. Rowe as the Chief Financial Officer and Executive Vice President of the Company, effective March 1, 2016.

Mr. Rowe is currently Executive Vice President and Chief Financial Officer of EMC Corporation (“EMC”), VMware’s parent company, and has served in that position since October 2014. Prior to joining EMC, Mr. Rowe was Vice President of North American Sales of Apple Inc., a technology company that designs, develops, and sells consumer electronics, computer software, online services, and personal computers, from May 2012 until May 2014. He was Executive Vice President and Chief Financial Officer of United Continental Holdings, Inc., an airline holdings company, from October 2010 until April 2012 and was Executive Vice President and Chief Financial Officer of Continental Airlines from August 2008 to September 2010. Mr. Rowe joined Continental in 1993.

Mr. Rowe will be paid an annual base salary of $750,000 and will be eligible to earn a performance-based cash bonus with an annual target of 100% of his base salary. Subject to approval by the Company’s Compensation and Corporate Governance Committee (the “Committee”), Mr. Rowe will be awarded a restricted stock unit (“RSU”) grant with a target value of $3,750,000 that will vest over four years, with 25% of the RSUs vesting on the 12-month anniversary of the vesting base date and the remaining shares vesting 12.5% on each subsequent semi-annual anniversary of the vesting base date. The vesting base date will be March 1, 2016, and the number of RSUs in his grant will be determined by dividing the target value of the grant by the average of the closing sale price per share of VMware Class A Common Stock for the 45 trading days ending on February 29, 2016.

Subject to approval by the Committee, Mr. Rowe will also be granted a performance stock unit (“PSU”) award with a target value of $3,750,000. The number of PSUs granted will be determined utilizing the same method used to determine the number of RSUs. The PSU award will vest if VMware meets financial performance targets over a multi-year period commencing January 1, 2016 that will be established by the Committee. The PSUs will convert into VMware’s Class A common stock at a ratio ranging from 0.5 to 2.0 shares for each PSU, depending upon the degree of performance. Vesting in the PSU award will not occur, and no shares will be issued, for performance below minimum thresholds to be specified in the award.

During the term of Mr. Rowe’s employment with VMware, he will continue to vest in the equity awards that he was granted by EMC during his service with EMC in accordance with the terms of such grants (the “EMC Grants”). Accordingly, Mr. Rowe will continue to vest in two RSU grants for an aggregate of 186,547 shares of EMC common stock. Mr. Rowe is also eligible to vest in two performance-vesting RSUs for 110,134 units that will convert into shares of EMC common stock provided that EMC meets certain performance objectives during the performance periods. A portion of the expense related to Mr. Rowe’s EMC Grants will be recorded as stock-based compensation expense in VMware’s financial statements. Additionally, in connection with his departure from EMC, Mr. Rowe has entered into a severance arrangement with EMC that, among other things, provides Mr. Rowe with a severance payment should his employment with VMware be terminated under circumstances specified in the severance arrangement. In the event Mr. Rowe receives a severance payment from EMC while employed at VMware, the related cost would be expected to be recognized as expense in VMware’s financial statements.

Mr. Rowe will be eligible to participate in VMware’s change in control retention plan (the “Plan”) covering VMware executives. The Plan provides severance benefits for participants who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the Plan). Upon a qualifying termination under the Plan following a change in control, each participant is eligible to receive (i) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums; and (ii) full accelerated vesting of outstanding equity awards. Mr. Rowe would be eligible to receive 1.5 times his annual bases salary and target bonus and 18 months of the health insurance premium amount.

On January 20, 2016, Jonathan Chadwick resigned from his position as VMware’s Chief Financial Officer, Chief Operating Officer and Executive Vice President, effective as of March 1, 2016, in order to expand his advisory roles, working with a number of companies as a non-executive board member. Mr. Chadwick will stay with VMware in a transitional role until April 1, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press release of VMware, Inc. dated January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2016

VMware, Inc.

By:	/s/ Jonathan Chadwick
Jonathan Chadwick
Chief Financial Officer, Chief Operating Officer and Executive Vice President